QuickLinks -- Click here to rapidly navigate through this document

Registration No. 333-56476

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UTILICORP UNITED INC.
UCU CAPITAL TRUST I
(Exact name of registrant as specified in its charter)

DELAWARE DELAWARE (State or other jurisdiction of incorporation or organization)	44-0541877 43-1863015 (I.R.S. Employer Identification No.)

20 West Ninth Street
Kansas City, Missouri 64105-1711
(816) 421-6600
(Address and telephone number of registrant's principal executive offices)

LESLIE J. PARRETTE, JR., ESQ.
SENIOR VICE PRESIDENT AND GENERAL COUNSEL
UTILICORP UNITED INC.
20 WEST NINTH STREET
KANSAS CITY, MISSOURI 64105
(816) 421-6600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

WITH COPIES TO:

JEFFREY T. HAUGHEY, ESQ. BLACKWELL SANDERS PEPER MARTIN LLP 2300 MAIN STREET, SUITE 1100 KANSAS CITY, MISSOURI 64108 (816) 983-8000	ROBERT W. MULLEN, JR., ESQ. MILBANK, TWEED, HADLEY & MCCLOY LLP 1 CHASE MANHATTAN PLAZA NEW YORK, NEW YORK 10005 (212) 530-5000

EXPLANATORY STATEMENT

    On March 2, 2001, UtiliCorp United Inc. and UCU Capital Trust I (the "Registrant") filed a Registration Statement on Form S-3 (Registration No. 333-56476) (the "Registration Statement"), which registered an aggregate of $60,000,000 of securities of the Registrant, of which $55,760,000 remain unsold as of the date hereof. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to remove from registration the securities registered under the Registration Statement that remain unsold by the Registrant as of the date hereof.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to its registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Kansas City, State of Missouri, on the 23rd day of August, 2001.

UtiliCorp United Inc. (Registrant)
By:	/s/ DAN STREEK
Dan Streek Chief Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement is signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Richard C. Green, Jr.	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	August 23, 2001
* Robert Green	President, Chief Operating Officer and Director	August 23, 2001
/s/ DAN STREEK Dan Streek	Chief Financial Officer (Principal Accounting and Financial Officer)	August 23, 2001
* John R. Baker	Director	August 23, 2001
* Irvine O. Hockaday	Director	August 23, 2001
* Stanley O. Ikenberry	Director	August 23, 2001
* Robert F. Jackson, Jr.	Director	August 23, 2001
* L. Patton Kline	Director	August 23, 2001
*By:	/s/ DALE J. WOLF
Dale J. Wolf Individually and as Attorney in Fact

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to its registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Kansas City, State of Missouri, on the 23rd day of August, 2001.

UCU Capital Trust I (Registrant)
By:	/s/ DALE J. WOLF
Dale J. Wolf Vice President, Finance, Treasurer and Corporate Secretary

QuickLinks

EXPLANATORY STATEMENT
SIGNATURES